 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 21, 2020

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Appointment of New Independent Registered Public Accounting Firm

As previously reported on a Current Report on Form 8-K filed on February 26, 2020 by The Estée Lauder Companies Inc. (the “Company”), on February 21, 2020 the Company’s Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm, contingent upon the execution of an engagement letter following completion of PwC’s client acceptance procedures. PwC’s appointment is for the Company’s fiscal year ending June 30, 2021 (fiscal 2021) and related interim periods.

The Company is filing this amendment to the above-referenced Form 8-K to disclose that on May 15, 2020, the PwC engagement letter was executed.

During the Company’s two most recent fiscal years ended June 30, 2019 and June 30, 2018, and for the subsequent interim period through May 15, 2020, neither the Company nor anyone on its behalf consulted PwC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K of the rules and regulations of the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	May 18, 2020	By:	/s/ Tracey T. Travis
Tracey T. Travis
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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